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                                  EXHIBIT 11.1

                                   SCOOP, INC.
                        COMPUTATION OF NET LOSS PER SHARE

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                                                                                THREE MONTHS                    SIX MONTHS
                                                                               ENDED JUNE 30,                 ENDED JUNE 30,
                                                                            -------------------            --------------------

                                                                            1996           1997            1996            1997
                                                                            ----           ----            ----            ----
Weighted average shares outstanding. . . . . . . . . . . . . . . . . .   3,004,000      5,341,000        2,760,000      4,546,000
Equivalent shares from the assumed exercise of options and
  warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     481,000        481,000          481,000        481,000
                                                                         ---------    -----------       ----------    -----------
Weighted average shares used in calculation of net loss per
  share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3,485,000      5,822,000        3,241,000      5,027,000
                                                                         ---------    -----------       ----------    -----------
                                                                         ---------    -----------       ----------    -----------
 Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(478,200)   $(1,081,500)      $ (653,400)   $(1,649,200)
                                                                         ---------    -----------       ----------    -----------
                                                                         ---------    -----------       ----------    -----------
Net loss per common share. . . . . . . . . . . . . . . . . . . . . . .   $   (0.14)   $     (0.19)      $    (0.20)   $     (0.33)
                                                                         ---------    -----------       ----------    -----------
                                                                         ---------    -----------       ----------    -----------
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